Exhibit 10.1

HPC POS SYSTEM, CORP.

CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 OF SUCH ACT.

$50,000	May 1, 2009	New York, New York

FOR VALUE RECEIVED, HPC POS System Corp, a Nevada corporation (“Maker”), promises to pay to the order of Gary B. Wolff (“Holder”), the aggregate principal amount of Fifty Thousand ($50,000) Dollars plus interest (the “Aggregate Loan Amount”), at 2% interest annually.  Payment shall be made by Maker to Holder at the offices of Holder, located at 488 Madison Avenue, New York 10022, or to such other office as Holder may, from time to time, designate in writing to Maker.

The Aggregate Loan Amount shall be due and payable as follows:

Payment Amount	Due Date
50,000	May 8, 2009

Payment shall be made in lawful tender of the United States and may be made at any time without penalty or premium.

The unpaid balance under this Note (or any portion thereof) shall be convertible at the option of Holder into shares of Maker’s Common Stock at any time prior to the earlier of repayment in full of this Note or the Maturity Date, upon Maker’s receipt of written notice by Holder.  The price per share of Maker’s Common Stock into which such unpaid balance may be converted shall be $.001.

In the event Holder institutes an action to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

In the event a court of competent jurisdiction holds any provision of this Note to be invalid or unenforceable, such holding shall not affect any other provision of this Note and all such other provisions shall remain in full force and effect.

This Note shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, Maker has caused this Convertible Promissory Note to be issued as of the date first above written.

HPC POS System Corp.

By: /s/ Mordechai Guttman

Mordechai Guttman, President

*In accordance with 8-Ks filed November 10, 2009 and November 25, 2009 this Note was decreased from $50,000 to $28,600.